                                                                    EXHIBIT 10.4




                            JOINT VENTURE AGREEMENT
                            -----------------------

THIS AGREEMENT entered into this 27th day of May 1992, by and among Rofin Sinar Laser GmbH, a corporation duly organized and existing under the laws of the Federal Republic of Germany, with its principal office at Berzeliusstrasse 87, Postfach 740360, 2000 Hamburg 74, Billbrookdeich 186, the Federal Republic of Germany (hereinafter called "RSL"), Marubeni Corporation, a corporation duly organized and existing under the laws of Japan, with its principal office at 4 - 2, Ohtemachi 1-chome, Chiyoda-ku, Tokyo, Japan (hereinafter called "MARUBENI"), and Nippei Toyama Corporation, a corporation duly organized and existing under the laws of Japan, with its principal office at World Trade Center, 33rd Floor, 2-4-1, Hamamatsucho, Minato-ku, Tokyo, Japan (hereinafter called "NTC"),

                                  WITNESSETH:

WHEREAS, RSL is engaged in, among other things, the business of development, manufacturing and sale of laser systems and related products;

WHEREAS, MARUBENI is engaged in, among other things, the business of promoting the sale and distribution of various goods throughout the world;

WHEREAS, NTC is engaged in, among other things, the business of development and research of application of various engineering and technical matters;

WHEREAS, RSL, MARUBENI and Nippei Toyama institute, an AFFILIATE of NTC, entered into a Joint Venture Agreement dated August 20, 1985 (hereinafter called the "Original Joint Venture Agreement") pursuant to which they established a new company in Japan called "Marubeni Rofin Laser Kabushiki Kaisha" in Japanese and "Rofin Marubeni Laser Corporation" in English (hereinafter called the "Company") for the principal purpose of manufacturing and selling power supplies for a certain C02 Laser;

WHEREAS, the parties have agreed to change their shareholding ratio in the Company; and

WHEREAS, the parties have also agreed that the activities of the Company will be expanded to include the manufacture and sale of other equipment such as laser heads.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained, the parties hereto hereby set forth their agreement as follows:

SECTION 1.  DEFINITIONS
- -----------------------
When used in this Agreement, each of the terms set forth in this SECTION 1 shall have the respective meaning indicated:

1.1  "EFFECTIVE DATE"
     ----------------

     The date on which the last of the approvals provided for in SECTION 13 hereof has been obtained or, as the case may be, the period for comment by the relevant governmental authority has expired, but in any event not earlier than October 1, 1992.

1.2  "ASSOCIATED AGREEMENTS"
     -----------------------

     The agreements relating to this Agreement and set forth in SECTION 3 hereof which previously have been entered into or which are to be entered into hereafter between the Company and the respective party to this Agreement.

1.3  "SHARES"
     --------

     Those shares of par value common voting stock which were issued by the Company to the parties hereto in exchange for their respective contributions made pursuant to the Original Joint Venture Agreement and which are to be made pursuant to SECTION 2 hereof, as well as any additional shares of par value common voting stock of the Company which may be issued from time to time.

1.4  "PRODUCTS"
     ----------
     Lasers for industrial applications.

1.5  "AFFILIATE"
     -----------
     Any corporation, other juridical entity, partnership or other business enterprise which qualifies under any of the following:

     (1) Which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting rights with respect to the election of directors of any party hereto;

     (2) Of which fifty percent (50%) or more of the voting rights with respect to the election of directors is owned or controlled, directly or indirectly, by any party hereto; or

     (3) Of which fifty percent (50%) or more of the voting rights with respect to the election of directors is owned or controlled, directly or indirectly, by any corporation, other juridical entity, partnership or other business enterprise qualifying under either item (1) or (2) above.

SECTION 2.  RESTRUCTURING OF THE COMPANY
- ----------------------------------------
2.1  Authorized Capital and Paid-In Capital of the Company
     -----------------------------------------------------

     At the time of the organization and registration of the Company, the Company had an initial authorized capital of fifty million Yen ((Yen)50,000,000) and a total paid-in capital of fifty million Yen ((Yen)50,000,000). Such capital shall be increased as follows:

     The Company shall have an authorized capital of two hundred million Yen ((Yen)200,000,000) and a total paid-in capital of two hundred million Yen ((Yen)200,000,000).

2.2  Capital Contributions by MARUBENI, RSL and NTC of Initial Authorized
     --------------------------------------------------------------------
     Capital
     -------

     Of the initial paid-in capital of the Company, MARUBENI has contributed in cash the sum of twenty five million five hundred thousand Yen ((Yen)25,500,000) in exchange for the issuance by the Company of five hundred ten (510) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE. RSL has contributed in cash the sum of fifteen million Yen ((Yen)I5,000,000) in exchange for the issuance by the Company of three hundred (300) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE. NTC has contributed in cash the sum of nine million five hundred thousand Yen ((Yen)9,500,000) in exchange for the issuance by the Company of one hundred ninety (190) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE.

2.3  Capital Increase
     ----------------

     As soon as practically possible after the EFFECTIVE DATE, the parties hereto shall cause an extra-ordinary meeting of the shareholders of the Company to be held. At such meeting each party hereto undertakes to vote its SHARES so as to increase the Company's authorized capital by one hundred fifty million Yen

     ((Yen)150,000,000) to hundred million Yen ((Yen)200,000,000).

     Such increased capital shall be subscribed to by the parties hereto (and each SHARE shall be fully paid up in cash) in the following manner.

     RSL shall contribute the sum of one hundred two million Yen ((Yen)102,000,000) in exchange for the issuance by the Company of two thousand forty (2,040) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE. MARUBENI shall contribute the sum of seventy four million Yen ((Yen)74,000,000) in exchange for the issuance by the Company of one thousand four hundred eighty (1,480) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE. NTC shall contribute the sum of twenty four million Yen ((Yen)24,000,000) in exchange for the issuance by the Company of four hundred eighty (480) SHARES of the Company having a par value of fifty thousand Yen ((Yen)50,000) per SHARE.

     After the parties' aforementioned contributions, the parties' respective shareholding ratio in the Company shall be as follows:

     RSL - fifty one percent (51%);

     MARUBENI - thirty seven percent (37%);  and

     NTC - twelve percent (12%).

2.4   Change of the Company's Name
      ----------------------------

     At the extra-ordinary meeting of shareholders referred to in Paragraph 2.1 above, each party hereto also undertakes to vote its SHARES to change the Company's name (as set forth in Paragraph 1.1 of the original Joint Venture Agreement) so that henceforth the Company's name in Japanese and English shall be "Rofin Marubeni Laser Kabushiki Kaisha" and "Rofin Marubeni Laser Corporation", respectively.

2.5  Amendment of the Company's Articles of Incorporation

     At the extra-ordinary meeting of shareholders referred to in Paragraph 2.1 above, each party hereto also undertakes to vote its SHARES to amend the Company's articles of incorporation to conform to that attached hereto as
     Exhibit 1. Said amended articles of incorporation shall be filed (and any necessary related procedures shall be taken) by the Company with the relevant Japanese governmental authorities.

2.6  Organizational Costs
     --------------------

     All costs and expenses of the registration of the capital increase and the amendment of the Company's article of incorporation shall, to the extent permitted by applicable law, be borne by the Company. Expenses incurred by each party hereto up to the time of execution of this Agreement, including travel expenses and legal fees, shall be borne by the party so incurring such expenses.

SECTION 3.   ASSOCIATED AGREEMENTS
- ----------------------------------

3.1 On or before the EFFECTIVE DATE, the following agreements shall be entered into between the relevant parties substantially in the forms annexed hereto:

     (1)  Distributorship Agreement between RSL and the Company (Exhibit II).

     (2) Local Distributorship Agreement between MARUBENI and the Company (Exhibit III), which, when entered into, shall supersede the Sole Distributorship Agreement between the Company and MARUBENI dated September 1, 1985;

     (3)  Real Property Lease Agreement between RSL and  the Company (Exhibit
          IV);

     (4) Building and Equipment Purchase Agreement between RSL and the Company (Exhibit V); and

     (5) Application Laboratory Purchase/Lease Agreement between MARUBENI and the Company (Exhibit VI).

3.2 The following already existing agreements shall be amended in the forms annexed hereto:

     (6) License Agreement between RSL and the Company (Exhibit VII) together with the amendment; and

     (7) Plant and Equipment Lease Agreement between Nippei Toyama Institute, NTC and the Company which shall expire on December 31st, 1994.

SECTION 4.  MANAGEMENT OF THE COMPANY
- -------------------------------------

4.1  The Board of Directors of the Company
     -------------------------------------

     Except as otherwise required by mandatory provisions of law or provided for in the articles of incorporation of the Company, responsibility for the management, direction and control of the Company shall be vested in the board of directors of the Company. The articles of incorporation of the Company shall provide for the election of seven (7) directors of the Company.

4.2  Election of Directors
     ---------------------

     The directors of the Company shall be elected at a general meeting of shareholders. It is understood and agreed by the parties hereto that four
     (4) of the directors of the Company shall be individuals nominated by RSL, two (2) of the directors shall be individuals nominated by MARUBENI and one
     (1) of the directors shall be an individual nominated by NTC. The right to so nominate includes the right to replace the nominated individual.

4.3  Meetings of the Board of Directors of the Company
     --------------------------------------------------

     Meetings of the board off directors of the Company shall be convened and conducted at regular intervals during each fiscal year of the Company. Meetings of the board of directors shall be called by the President of the Company.

4.4  Matters to be Submitted to a General Shareholders Meeting
     ---------------------------------------------------------

     The parties hereto shall cause the directors of the Company nominated by them in accordance with Paragraph 4.2 hereof to submit the following matters to a general meeting of shareholders for approval by an affirmative vote of seventy-five percent (75%) of the shareholders present in person or by proxy:

     (1)  Amendment of the articles of incorporation of the Company;

     (2) Plan of assignment or sale etc. of an important part of the assets of the Company, including its good will;

     (3) All major new contracts or modifications of contracts to which the Company and any of the parties hereto is a party;

     (4) Approval of the Company's financial statements, i.e. , balance sheets and profit and loss statements, and annual forecasts; and

     (5) Any increase in the authorized capital of the Company or other capital increase.

4.5  Representative Director
     -----------------------

     The Company shall have one (1) representative director, who shall be elected by the board of directors of the Company from among the members of the board nominated by RSL.

4.6  Remuneration of the Directors of the Company
     --------------------------------------------

     The remuneration of the directors of the Company shall be determined by a resolution of the general meeting of shareholders.

4.7  President
     ---------

     The Company shall have a President who shall be the representative director elected in accordance with Paragraph 4.5 hereof. The President shall serve as the chief executive officer of the Company and, subject to the authority of the board of directors, shall carry out the daily business of the Company and shall preside at meetings of the board of directors.

4.8  Statutory Auditors
     ------------------

     The Company shall have two (2) statutory auditors (Kansayaku), one of whom shall be nominated by RSL and the other of whom shall be nominated by MARUBENI and both of whom shall be elected at a general meeting of shareholders.

4.9  Cooperation in Election of Directors, Representative Director and Statutory
     ---------------------------------------------------------------------------
     Auditors
     --------

     Each party hereto hereby covenants and agrees to vote its SHARES of the Company, and to cause the directors of the Company nominated by it to cast their votes, so as to appoint as directors, representative director and statutory auditors of the Company, as the case may be, individuals who qualify under the foregoing provisions of this SECTION 4. In the event of the death, incapacity, resignation or other removal of a director, representative director or statutory auditor prior to the end of his term of office, each party hereto agrees to vote its SHARES of the Company, or to cause the directors of the Company nominated by it to cast their votes, so as to appoint as his replacement a nominee who qualifies under the said foregoing provisions of this SECTION 4.

4.10 Fiscal Year and Books of Account
     --------------------------------

     4.10.1   Fiscal Year
              -----------
              The accounting period of the Company shall commence on October 1 of each year and end on September 30 of the following year. Accordingly, the current accounting period of the Company shall end on September 30, 1992.

     4.10.2   Books of Account
     ------   ----------------

              The Company shall keep accurate books of account and financial and related records in accordance with generally accepted Japanese accounting practices, standards and procedures as prescribed by the firm of certified public accountants to be designated pursuant to Paragraph 4.11 hereof.

4.11 Certified Public Accountants
     ----------------------------

     At the end of each accounting period of the Company, the books of account and records of the Company shall be audited, at the expense of the Company, by a firm of certified public accountants licensed to practice in Japan, and mutually acceptable to the parties hereto. Such firm of certified public accountants shall prepare and supply to each party hereto certified financial reports consisting of a balance sheet and profit and loss statement suitable for use by each of the parties hereto in connection with its financial and tax reports.

4.12 Additional Audits
     -----------------

     Any party hereto may request that an additional audit be performed by an accountant of its choice who must be certified in Japan. The cost of the additional audit will be borne by the party requesting the audit.

4.13 Reporting and Inspection of the Company's Records
     -------------------------------------------------

     Promptly after the close of each semi-annual period, the Company shall, submit to each party hereto in the Japanese and English languages the unaudited balance sheet and profit and loss statement of the Company in respect of such semi-annual period. Further, the Company shall make available at its principal place of business during normal business hours to each party hereto and/or to its designated representative(s), its books of account and records for perusal and copying, if and when any party hereto shall so request.

SECTION 5. BUSINESS AND OPERATIONS OF THE COMPANY
- -------------------------------------------------

5.1  Corporate Purposes of the Company
     ---------------------------------

     The corporate purposes of the Company shall be to carry out the business listed in Article 2 (Corporate Purposes) of its articles of incorporation.

5.2  Sale of the PRODUCTS by the Company and MARUBENI
     ------------------------------------------------

     (1) The Company shall sell the PRODUCTS manufactured by RSL in the territory defined in the Distributorship Agreement referred to in Paragraph 3.1(1) hereof and the PRODUCTS to be manufactured by the Company in the territory defined in the License Agreement referred to Paragraph 3.2(6) hereof.

     (2) MARUBENI will be appointed by the Company as its exclusive local distributor in Japan for the sale of the PRODUCTS pursuant to the Local Distributorship Agreement referred to in Paragraph 3.1(2) hereof.

5.3  Manufacture of the PRODUCTS by the Company
     ------------------------------------------

     The Company's manufacture of the PRODUCTS will be based on a license to use the technology of RSL granted to the Company pursuant to the License Agreement referred to in Paragraph 3.2(6) hereof.

     The Company shall be responsible for making any necessary modifications to the PRODUCTS in order for them to meet the applicable Japanese standards and the requirements of the Japanese market. Such modifications shall be done after consulting with and obtaining the agreement of RSL.

5.4  RSL's Responsibilities to the Company
     -------------------------------------

     All technological aspects of manufacture of the PRODUCTS by the Company shall be solely the responsibility of RSL, except for the quality of the manufacturing process and after-sales services to be provided with respect to the PRODUCTS, which shall be solely the responsibility of the Company. In furtherance of the above, RSL shall, pursuant to the License Agreement referred to in Paragraph 3.2(6) hereof, provide the Company with any and all information, know-how and technical assistance (whether presently owned or hereafter acquired) required or useful in order for the Company to manufacture and sell the PRODUCTS and provide aftersales services. Furthermore, RSL's obligations set forth above shall continue even if RSL ceases to be a shareholder of the Company, if RSL does not terminate the License Agreement, notwithstanding it no longer being a shareholder of the Company.

5.5  Plant and Equipment of the Company
     ----------------------------------

     The Company shall perform its business for the time being on the basis of the existing Plant and Equipment Lease Agreement referred to in Paragraph 3.2(7) hereof between Nippei Toyama Institute: NTC and the Company, which shall terminate on December 31, 1994. After such date the Company shall move to a new manufacturing facility to be purchased from RSL according to the Building and Equipment Purchase Agreement referred to in Paragraph 3.1(4) hereof. The necessary real property for such manufacturing facility shall be leased by RSL to the Company pursuant to the Real Property Lease Agreement referred to in Paragraph 3.1(3) hereof.

5.6  After-Sales Services
     --------------------

     The Company shall provide after-sale services to RSL's OEM customers in Japan and other territories as or to be agreed between RSL and the Company whenever possible and RSL shall provide after-sales services to MARUBENI's customers for the PRODUCTS worldwide whenever possible, in each case on terms and conditions to be agreed by the relevant parties at the time of each such provision.

5. 7 Transfer of Personnel
     ---------------------

     (1) On October 1, 1992 certain of MARUBENI's and NTC's personnel will be dispatched to the Company, provided that they consent to such dispatch, on a "Shukkoh" basis, i.e., said personnel shall work for the Company while retaining their status as employees of MARUBENI or NTC, as the case may be, as well as their membership in said party's workers' union.

     (2) The terms and conditions for such "Shukkoh" shall be as per the "Shukkoh" Agreement attached hereto as Exhibit VIII in both English and Japanese.

     (3) On October 1, 1992 certain of RSL's personnel will be dispatched to the Company. The terms and conditions of such dispatch shall be as per the Agreement attached hereto as Exhibit IX in both German and English.

SECTION 6.  WORKING CAPITAL
- ----------  ---------------

The Company shall obtain its necessary working capital over and above its share capital by commercial borrowings in Japan. If, as a condition to granting any such loan, the lender requires a guarantee, unless otherwise agreed, RSL shall provide the guarantee.

SECTION 7.  PRE-EMPTIVE RIGHTS;  TRANSFER OF SHARES
- ---------------------------------------------------


7.1  Exclusion of transfer of SHARES
     -------------------------------

     In no event will any party hereto sell or assign any of the SHARES of the Company held by it at any time within three (3) years from the EFFECTIVE DATE, except as otherwise specifically permitted herein.

7.2  Pre-emptive Rights
     ------------------

     Each party hereto, as a shareholder of the Company, shall have a pre-emptive right to acquire its pro rata share of any additional SHARES which the Company may issue in the future. It is expressly understood and agreed that the failure of RSL to exercise its preemptive rights and to subscribe to its portion of such additional SHARES, as aforesaid, for the reason that any requisite validation, license or approval as may be required by Japanese laws and regulations then in effect cannot be obtained therefor in form and substance satisfactory to RSL, shall not be considered or deemed a waiver by RSL of such pre-emptive rights or an election by RSL not to so subscribe, and the rights of MARUBENI and NTC to subscribe to any portion whatsoever of such additional SHARES shall be conditional upon RSL's obtaining such validation, license or approval.

7.3  General Restriction on Transfers, etc.
     --------------------------------------

     Except as otherwise expressly provided for in this SECTION 7, Paragraph
     11.8 and the proviso of Paragraph 14.2 hereof, each party hereto mutually covenants and agrees not to sell, assign or in any manner transfer any title or rights to, or otherwise encumber, any of the SHARES of the Company held by it, or pre-emptive rights to subscribe to additional SHARES allotted to it, respectively, or to take any action leading to or likely to result in any of the foregoing, but this shall not be construed as prohibiting a general charge or pledge created upon the whole or the major portion of the assets of any party hereto.

7.4  Right of First Refusal
     ----------------------

     After expiration of the three (3) year period as per Paragraph 7.1, each party hereto hereby extends to each of the other parties a right of first refusal to purchase the SHARES of the Company held by it in the proportion that the SHARES held by each such other party bears to the total outstanding SHARES held by both of such other parties. Accordingly, if at any time any party hereto desires to transfer all or any portion of the SHARES of the Company held by it, such party shall inform the other two parties in writing of the name of the third party to whom it intends to sell such SHARES and the price per SHARE and other terms and conditions of such proposed sale and first offer to sell said SHARES to the other two parties at the same price per SHARE and on the same terms and conditions. Further, any such first offer shall state that the offer being made shall remain effective until whichever of the following events shall first occur:

     (1) Dispatch by the party to whom such offer is made of a written notice of rejection of the first offer so extended; or

     (2) The lapse of ninety (90) days after the date of receipt of such first offer by the party to whom such offer is made.

     If the terms and conditions proposed by the offeror are not agreeable to any party hereto to whom such offer is made, such parties shall negotiate in good faith during the effective period of such first offer in an attempt to reach agreement. Acceptance of any such first offer which has been made pursuant to this Paragraph 7.4 shall be effective upon dispatch by the party to whom such offer has been made of written notice of acceptance thereof by registered airmail, postage prepaid, if such dispatch occurs within ninety (90) days after the date of receipt of such offer.

7.5  Failure or Refusal to Accept First Offer
     ----------------------------------------

     If, after a first offer has been extended pursuant to Paragraph 7.4 hereof, any offeree shall reject or fail to accept the offer for all or any portion of the SHARES of the Company so offered to it within ninety

     (90) days after the date of receipt by it of such offer, the offeror shall have the right, for a period of one hundred twenty (120) days, to offer such SHARES or the remaining portion thereof, as the case may be, to any third party at the same or a higher purchase price per SHARE and on the same or less favorable terms and conditions as were offered to the other two parties hereto, provided that any transfer of SHARES of the Company to a third party pursuant to this Paragraph 7.5 shall be conditioned upon the full and unconditional assumption by such third party transferee in writing of all of the obligations of the transferor provided for in this Agreement. If the transferring party wishes to sell the SHARES at a lower price and/or on more favorable terms and conditions than were offered to the other two parties hereto, before selling such SHARES or any of them the transferring party shall again offer such SHARES to the other two parties hereto in accordance with the provisions of Paragraph 7.4 hereof.

7.6  General Requirement of Governmental Authorization
     --------------------------------------------------

     Prior to effectuation of any transfer of the SHARES of the Company pursuant to the foregoing provisions of this SECTION 7 all or any of the parties her--to shall make an application for and obtain such governmental validations, authorizations, licenses or other approvals as shall be necessary for or in connection with any such transfer as aforesaid or acts or transactions relating thereto.

7.7  Effect of  Failure to  Obtain Requisite Governmental Authorizations
     -------------------------------------------------------------------

     The failure to obtain any governmental validation, authorization, license or other approval for which an application must be made pursuant to Paragraph 7.6 hereof shall in no event be interpreted to give the offeror the right to offer the SHARES in question to a third party, or otherwise to permit the offeror to sell, assign, pledge or in any other manner transfer title in, or rights to, such SHARES.

7.8  Limitation of Obligations upon Sale of SHARES
     ----------------------------------------------

     If any party hereto sells or otherwise disposes of all of its SHARES of the Company in accordance with the provisions of this SECTION 7, the obligations and liabilities of such party under this Agreement shall terminate except as otherwise expressly provided herein.

SECTION 8.-  Additional Undertakings and Covenants
- --------------------------------------------------

8.1  Performance of this Agreement and ASSOCIATED AGREEMENTS
     -------------------------------------------------------

     Each party hereto shall do or cause to be done any and all acts and things necessary or desirable for implementation of its undertakings set forth herein, including but not limited to casting its votes as a shareholder of the Company and causing the director(s) of the Company nominated by it to implement such undertakings.

8.2  Execution of this Agreement by the Company
     ------------------------------------------

     The parties hereto shall cause the Company, immediately after the EFFECTIVE DATE, to execute this Agreement and to abide fully by the terms and conditions hereof.

SECTION 9.  PAYMENTS AND TAXES
- ------------------------------

9.1  Manner and Place of Payment
     ---------------------------

     Any and all payments to be made to RSL by the Company in consequence of or in connection with the acts or transactions contemplated by this Agreement, including but not limited to dividends, royalties, reimbursable expenses and repatriated capital, shall be made, except as otherwise provided herein, in Japanese Yen or in German Deutsche Marks at a bank or such other address in Japan or the Federal Republic of Germany, as the case may be, as may be designated in writing by RSL from time to time.

9.2  Withholding Taxes
     -----------------

     Any sum required under Japanese income tax laws to be withheld by the Company for the account of RSL from payments due RSL shall be withheld and shall be promptly paid by the Company to the appropriate tax authorities. The Company shall furnish RSL with official tax receipts or other appropriate evidence issued by the Japanese tax authorities.

SECTION 10.  CONFIDENTIALITY OF INFORMATION
- -------------------------------------------

10.1 Duty of Secrecy and Confidentiality
     -----------------------------------

     Except to the extent that disclosure may be permitted by any ASSOCIATED AGREEMENT,each party hereto agrees to keep strictly secret and confidential all information obtained from any other party hereto or the Company which is designated as confidential by such other party or the Company, as the case may be. To that end, all records, copies, reproductions, reprints and
     translations of such information shall be   plainly marked to indicate the
     secret and confidential nature thereof and to prevent unauthorized use or reproduction thereof.

10.2 Restriction on Use
     ------------------

     Each party hereto agrees that it shall not use any confidential information obtained from any other party hereto or from the Company for any purpose whatsoever except as is expressly provided for herein or in the relevant ASSOCIATED AGREEMENT, and shall return all documents embodying confidential information (and copies thereof) received from any other party hereto to such party upon termination of this Agreement.

10.3 Limitations and Survival of Obligations
     ---------------------------------------

     The obligations undertaken by each party hereto pursuant to this SECTION 10 shall not apply to any information obtained from any other party hereto or from the Company (i) which is or becomes generally available to the public,
     (ii) is obtained independently from another source, other than in consequence of the willful or negligent act or omission of any party hereto or the Company or any of its employees or (iii) which is, at the time of disclosure, in the possession of the party to which such information is furnished, as evidenced by its written records. The obligations, as so limited, set forth in this SECTION 10 shall survive termination of this Agreement and shall remain in effect and be binding on the parties hereto for a period of four (4) years after the termination of this Agreement. Should any party hereto be obligated to a third party to keep certain information confidential beyond that period, the obligation of the party hereto to which such information is furnished to maintain the secrecy of such information shall continue until the party so obligated to a third party is released by the said third party.

SECTION 11.  TERM AND TERMINATION
- ---------------------------------

11.1 Term
     ----

     This Agreement shall become effective as of the EFFECTIVE DATE and shall continue in full force and effect indefinitely thereafter until the Company is dissolved or otherwise ceases to exist as a separate entity, unless sooner terminated pursuant to the following provisions of this SECTION 11.

11.2 Bankruptcy, Etc, of a Party or the Company
     ------------------------------------------
     Any party hereto may terminate this Agreement by written notice to the other parties hereto in the event that any other party hereto or the Company shall:

     (1) be declared insolvent or bankrupt or make an assignment or other arrangement for the benefit of its creditors;

     (2) have all or any substantial portion of its capital stock or assets expropriated by any government; or

     (3) be dissolved or liquidated, except in consequence of a merger, amalgamation or other corporate reorganization to which it may be a party.

     In case any party hereto is involved in any of the events set forth in items (1) through (3) of this Paragraph 11.2, such party shall be obligated to notify the other parties hereto of the occurrence of such event.

11.3 Breach
     ------

     In the event of a material breach of this Agreement by any party hereto, any other party hereto not in breach shall be entitled to terminate this Agreement by written notice to the other parties hereto if, within thirty
     (30) days after written notice is given by such party not in breach setting forth the nature of such breach, the breach as aforesaid shall not have been corrected.

11.4 Termination of License Agreement or local Distributorship Agreement
     -------------------------------------------------------------------

     In the event of termination of the License Agreement referred to in Paragraph 3.2(6), any party may terminate this Agreement by written notice to other parties and in the event of termination of the Local Distributorship Agreement referred to in Paragraph 3.1(2), MARUBENI may terminate this Agreement by written notice to RSL and NTC; provided, however, that in either case said termination shall not be effective until a period of one hundred and twenty (120) days shall have elapsed from the date of dispatch of said notice, and during said one hundred and twenty
     (120) day period the parties shall negotiate in good faith in an attempt to reach mutual agreement on a method to avoid such termination.

11.5 Rights of the Parties Hereto upon Termination
     ---------------------------------------------

     In the event that any party hereto elects to terminate this Agreement pursuant to Paragraphs 11.2, 11.3 or 11.4 hereof, the other parties shall have the right, by timely written notice to such terminating party, to purchase such terminating party's SHARES pursuant to Paragraph 11.8 hereof.

11.6 Dissolution or Liquidation
     --------------------------

     In the event that the Company is dissolved or liquidated and any amount owed by the Company, whether to a third party or to any party hereto, remains unsettled by the Company, and any party hereto is secondarily liable for such obligation owed by the Company, then the parties hereto shall, unless otherwise agreed, share such unsettled obligation in proportion to their respective shareholding ratio in the Company at the time of the Company's dissolution or liquidation, as the case may be; provided, however, that in any event MARUBENI's and NTC's liability under this Paragraph 11.6 shall be limited to fifty percent (50%) of their then share capital in the Company.

11.7 Deadlock
     --------

     In the event that a difference of opinion arises among the parties hereto in respect of any major matter relating to the operation of the Company, and the parties, after good faith negotiation, are unable to resolve the difference of Opinion within a Period of one hundred and twenty
     (120) days, and irreparable injury to the Company shall thereby be caused or threatened, then any party hereto shall have the right and option to elect to terminate this Agreement, which election may be exercised by written notice to the other parties. The said notice shall specifically state the circumstances by which the party giving the notice believes irreparable injury to the Company will be caused or threatened. Upon exercise of the said election, the parties shall co-operate in effectuation of the dissolution and liquidation of the Company under Japanese law, except when a purchase of such party's SHARES is effected pursuant to Paragraph 11.8 hereof.

11.8 Request for Purchase of SHARES
     ------------------------------

     In the event that any party hereto elects to terminate this Agreement pursuant to Paragraph 11.1, 11.2, 11.3, 11.4 or 11.7 hereof, any other party(ies) shall have the right to purchase such terminating party's SHARES at the fair market value of the SHARES, as determined by the firm of certified public accountants referred to in Paragraph 4.11; provided, however, that in no event shall the price for the SHARES purchased from the terminating party by the other parties be less than the par value of such SHARES.

11.9  Survival of Rights, Duties and Obligations
      ------------------------------------------

      Termination of this Agreement for any cause shall not release any party hereto from any liability which at the time of termination has already accrued to any other party hereto or which thereafter may accrue in respect of any act committed or omission to act prior to such termination, nor shall any such termination hereof affect in any way the survival of any right, duty or obligation of any party hereto which is expressly stated elsewhere in this Agreement to survive termination hereof.

11.10 Change of the Company's Name
      ----------------------------

      In the event of the sale by MARUBENI or RSL of all of its SHARES in the Company pursuant to SECTION 7 or Paragraph 11.8 hereof, such selling party shall have the right to require that the Company delete the word "MARUBENI" or "ROFIN", a the case may be, from the Company's name, and the remaining shareholders shall cause the Company to take the necessary steps to change its name in accordance with the foregoing. Further, in the event that RSL ceases to be an AFFILIATE of Siemens Aktiengesellschaft while RSL is a shareholder of the Company, or in the, event that RSL assigns its SHARES to an AFFILIATE or any corporation acquiring all or substantially all of its assets or any surviving or newly formed corporation pursuant to the proviso of Paragraph 14.2 hereof and such

      AFFILIATE or acquiring, surviving or newly formed corporation is not an AFFILIATE of Siemens Aktiengesellschaft, MARUBENI shall have the right to require that the Company delete the word "MARUBENI" from the Company's name, and all the shareholders shall cause the Company to take the necessary steps to change its name so as to delete "MARUBENI" therefrom.

SECTION 12.  INTERPRETATION
- ---------------------------

12.1  Applicable Law
      --------------
      The validity, construction and performance of this Agreement shall be governed by and interpreted in , accordance with the laws of Japan.

12.2  Governing Language
      ------------------

      (1)  This Agreement is executed in the English language.

      (2) The governing language with regard to any written communication between the parties and with regard to any oral communication between the parties (including meetings of the shareholders and the board of directors) shall be English.

      (3) In addition to the Company's obligation to provide access to the parties hereto and/or their designated representatives to its books and records pursuant to Paragraph 4.13 hereof, any party hereto may, at its own cost, have any of such documents translated from Japanese into another language for its own records.


12.3  Arbitration
      -----------

      (1) All disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled by an amicable effort of the respective parties to this Agreement. An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties to this Agreement so notifies the other parties in writing.

      (2) If an attempt at settlement has failed, the dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with said Rules.

      (3) The place of the arbitration shall be Hamburg if such notice is given by MARUBENI and/or NTC and Tokyo if such notice is given by RSL. The procedural law of the place of arbitration shall apply where the arbitration rules are silent.

      (4)   The language of the arbitration shall be English.

12.4  Effect of Headings
      ------------------

      The headings to SECTIONS and Paragraphs of this Agreement, excepting those in SECTION 1 hereof, are to facilitate reference only, do not form a part of this Agreement and shall not in any way affect the interpretation hereof.

12.5  Modification, Etc. of Agreement
      -------------------------------

      This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any and all prior understandings or agreements, verbal or otherwise, in relation hereto, which may exist among the parties hereto, including, but not limited to, the Original Joint Venture Agreement. No oral explanation or oral information by any party hereto shall alter the meaning or interpretation of this Agreement. No amendment or change hereof or addition hereto shall be effective or binding on any party hereto unless reduced to writing and executed by the respective, duly authorized representatives of each party hereto.

12.6  Non-wavier
      ----------

      No waiver, express or implied, by any party hereto of any right hereunder or of any failure to perform or breach hereof by any other party hereto shall constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by such other party, whether of a similar or dissimilar nature thereto.

SECTION 13.  GOVERNMENTAL AND OTHER APPROVALS
- ---------------------------------------------

The parties hereto shall apply for and cause the Company to apply for, as the case may be, all governmental approvals as well as the approvals of their respective board and shareholders meetings, and RSL shall apply for the approval of the Central Managing Board of Siemens Aktiengesellschaft, necessary for the effectiveness of this Agreement and its Exhibits. The parties shall notify each other upon receipt of the aforementioned approvals.

SECTION 14.  MISCELLANEOUS
- --------------------------

14.1  Non-Competition
      ---------------

      During the term of this Agreement,

      (1) RSL shall not grant a license to any party other than the Company to manufacture and sell the PRODUCTS, or any product similar thereto or competitive therewith, in Japan; and

      (2) No party hereto, and none of its AFFILIATES, shall manufacture, sell or otherwise be interested in any products similar to or competitive with the PRODUCTS in Japan unless otherwise agreed.

14.2  Assignment
      ----------

      This Agreement, and all rights and obligations hereunder, are personal as to the parties hereto and shall not be assigned by any party hereto to any third party without the prior written consent thereto by the other parties hereto; provided, however, that any party hereto may assign this Agreement, without such prior consent of the other parties hereto, in connection with a transfer of all of its SHARES of the Company in accordance with SECTION 7 or Paragraph 11.8 hereof or to an AFFILIATE, or an assignment to any corporation acquiring all or substantially all of its assets or any surviving or newly formed corporation in connection with a merger or amalgamation involving such assigning party, subject to a prior undertaking in writing by the assignee assuming all of the obligations and duties of the assigning party under this Agreement and further subject to the issuance of any governmental validations, authorizations, licenses or rulings then required under applicable law in connection with such assignment.

14.3  Force Majeure
      -------------

      No party hereto shall be liable to any other party hereto for any loss, injury, delay, damages or other casualty suffered or incurred by such other party due to strikes, riots, storms, fires, explosions, acts of God, war, action of any government or any other cause similar thereto which is beyond the reasonable control of the former, and any failure or delay by any party hereto in performance of any of its obligations under this Agreement due to one or more of the foregoing causes shall not be considered a breach of this Agreement for purposes of Paragraph 11.3 hereof.

14.4  Partial Ineffectiveness
      -----------------------

      In the event that any provision herein shall be held to be invalid or unenforceable, the remaining provisions herein shall not be affected thereby. Should an individual provision of this Agreement be or become ineffective for reasons beyond the parties' control the parties shall attempt to arrive amicably at a new provision with a favourable economic effect corresponding to the ineffective provision it is replacing.

14.5  Notices
      -------

      Except as otherwise provided in this Agreement, all notices required or permitted to be given hereunder shall be in writing in the English language and shall be valid and sufficient if sent by telex, telefax or by registered airmail letter, postage prepaid, deposited in any post office in the Federal Republic of Germany or in Japan, a the case may be, as follows:

     If to RSL:

            Rofin Sinar  Laser  GmbH
            Berzeliusstrasse 87
            Postfach  740360
            2000 Hamburg  74
            Billbrookdeich 186
            The Federal Republic of Germany

            Attention:    S. Simonsson
            Telex  No.:    214511
            Telefax No.:  73363138


     If to  MARUBENI:

            Marubeni Corporation
            4-2,  Ohtemachi  1-chome
            Chiyoda-ku, Tokyo
            Japan

            Attention:    Y.  Emori
            Telex  No.:    J22326
            Telefax No.:   03-3283-7426


     If to NTC:

            Nippei Toyama Corporation
            World Trade Center, 33rd Floor
            2-4-1, Hamamatsucho
            Minato-ku, Tokyo
            Japan

            Attention:     S. Takuma
            Telefax No.: 03-3435-4712

Any party hereto may change its address by a notice given to the other parties hereto in the manner set forth above. Such notice shall be deemed to have been given upon dispatch thereof in the manner herein prescribed.

14.6  Effects of Change of Law
      ------------------------

      Should any party hereto be prevented from exercising its right to purchase another party's SHARES as provided in SECTIONS 7.5, 7.6 and 11.8 hereof) due to a change in the laws in force in Japan or due to compliance with any order of the governmental authorities in Japan or the Federal Republic of Germany, such party shall be entitled to assign, with the prior written consent of the other parties, which consent shall not be unreasonably withheld, its right to purchase said SHARES to a third party to whom the respective change in law or respective order is not applicable.

IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first set forth above.


ATTEST:                               Rofin Sinar Laser  GmbH

                                      By:  /s/
- -----------------------------              -----------------------------


ATTEST:                               Marubeni Corporation

/s/                                   By:  /s/
- -----------------------------              -----------------------------


ATTEST:                               Nippei Toyama Corporation

/s/                                   By:  /s/
- -----------------------------              -----------------------------

Agreeing to the terms and conditions contained in the foregoing Agreement, Rofin Marubeni Laser Kabushiki Kaisha hereby covenants and agrees to be bound by all the applicable terms and conditions of said Agreement, including SECTION 10 thereof.

                                    Rofin Marubeni Laser
                                    Kabushiki Kaisha



                                    By:  /s/
                                         -----------------------------

                                          Representative Director
Dated: May 27, 1992